Exhibit 99.1

IT&E International Group Reports Second Quarter Results

Company soon to be renamed Averion International Corp.
following completion of merger last month

Integration plans proceeding on schedule

BOSTON and SAN DIEGO (August 16, 2006) — IT&E International Group, Inc. (ITER.OB), a clinical research organization (“CRO”) with substantial regulatory support, today reported results for the second quarter ended June 30, 2006. On July 31, 2006, IT&E, which will be renamed Averion International Corp. pending stockholder approval, completed a series of transactions under the Agreement and Plan of Merger announced on July 6, 2006, with privately held Averion Inc., a Massachusetts corporation. The results for the second quarter do not reflect contributions from Averion Inc.

For the second quarter, IT&E reported total revenue of $4.9 million compared with $4.4 million for the same period a year earlier. The company recorded a gross profit of $1.5 million, which compares with a gross profit of $1.3 million for the same period in 2005. Net operating loss for the recently ended quarter was $0.91 million, as compared with $0.42 million in the year ago period. IT&E reported a net loss of $0.85 million, or $(0.01) per basic and fully-diluted share, for the second quarter of 2006 versus a net loss of $0.59 million, or $(0.03) per basic and fully-diluted share, in the 2005 second quarter.

Dr. Philip T. Lavin, founder and former Chief Executive Officer of Averion and now Chief Executive Officer of the combined company, said, “We have formulated an integration plan across the combined operations inclusive of processes, systems, and cross-training to best serve the needs of our existing as well as future clients. For the balance of the year, we expect to realize expanded revenues deriving from our increased backlog in oncology — most notably in our Millennix Oncology Division, which produced a significant increase in revenues and backlog during the first half of the year. Additionally, we believe that we have a strong management team and plans in place to establish Averion International Corp. as a world class CRO with unique therapeutic areas of expertise in the fields of oncology, dermatology, nephrology and medical devices. Looking ahead, we intend to expand our capabilities worldwide, initiating in Europe.”

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About Averion Inc.

Headquartered in Framingham, Massachusetts, Averion Inc., and its European division located in Darmstadt, Germany, is a full-service CRO in business for 23 years with a therapeutic focus in dermatology, medical devices, nephrology, and oncology and core competence in FDA and product registration support, site selection, project management, medical and site monitoring, data management, biometrics, pharmacovigilance, medical writing, and full clinical trial management services throughout the clinical trials lifecycle. The company has supported more than 40 FDA approvals to date with no refusals among submissions accepted for filing; in addition, the company has helped achieve approvals for six oncology-related product approvals. (http://www.averioninc.com)

About IT&E International Group, Inc. and its Millennix Oncology Division

Headquartered in San Diego, IT&E International and its Millennix division in Rye Brook, NY, is a full-service CRO that provides pharmaceutical and biotechnology companies with FDA and global regulatory compliance and validation services as well as full-service CRO support with an oncology focus throughout the product development lifecycle. The company’s team of industry veterans utilizes the latest tools and procedures to help its clients move quickly and effectively from drug development through the FDA approval process. Consulting services throughout the product development lifecycle include regulatory planning, providing skilled personnel for development operations, enterprise software and training to manage data and ensure FDA compliance and validation of new pharmaceutical manufacturing facilities. Oncology CRO services support Phase I — IV trials, and include regulatory and strategic planning, study design and implementation, site identification and management, safety reporting, data management, biometrics and reporting. (http://www.iteinternational.com) (www.millennix-inc.com)

Forward Looking Statement
Included in this release are “forward-looking statements.”  Statements in this press release that are forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The Company’s actual results could differ materially from those anticipated in the forward-looking statements. The Company refers you to the cautionary statements and risk factors set forth in the documents it files with the Securities and Exchange Commission, including its most recent 10-KSB. The Company is not under any obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

(Tables to Follow)

For more information, contact:
Hulus Alpay
(212) 508-9600
Makovsky + Company

IT&E INTERNATIONAL GROUP, INC.
Consolidated Balance Sheets

	June 30,	December 31,
	2006	2005
	(unaudited)
Cash	$5,441,041	$6,414,770
Accounts receivable (net of allowance for doubtful accounts of $90,000 for 2006 and $75,000 in 2005)	2,884,355	2,989,646
Unbilled revenue	422,428	183,938
Prepaid and other current assets	220,538	181,823
Total Current Assets	8,968,362	9,770,177

Property and equipment, net	396,436	275,263
Deposits	114,860	11,679
Finite life intangibles (net of accumulated amortization of $198,876 and of $39,625 in 2006 and 2005, respectively)	832,873	991,375
Goodwill	3,192,239	3,196,813
Total Assets	$13,504,770	$14,245,307

Accounts payable	$799,697	$585,590
Accrued payroll and employee benefits	450,657	351,238
Current portion of capital lease obligations	29,754	3,250
Current portion of notes payable to employees	244,113	101,437
Accrued relocation costs to officers	220,000	220,000
Deferred revenue — Initiation fees	790,115	922,484
Customer Advances	742,277	143,520
Deferred rent	84,629	22,670
Other accrued liabilities	411,311	433,745
Total Current Liabilities	3,772,553	2,783,934
Long-term capital lease obligations, less current portion	52,921	12,765
Notes payable to employees, less current portion	481,154	654,384
Total Liabilities	4,306,628	3,451,083

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized:
Series D Convertible Preferred stock, $.001 par value, 16,500 shares authorized 11,500 shares issued and outstanding with a stated value of $11,500,000	8,105,938	8,105,938
Common stock, $.001 par value, 650,000,000 shares authorized, 60,448,875 shares issued and outstanding	60,449	60,449
Convertible warrants	3,108,944	3,108,944
Call option	170,729	285,118
Additional paid-in capital	2,852,091	2,504,427
Retained deficit	(5,100,009)	(3,270,652)
Total Equity	9,198,142	10,794,224
Total Liabilities and Capital	$13,504,770	$14,245,307

IT&E INTERNATIONAL GROUP, INC.
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Service revenue	$4,746,420	$4,297,356	$9,490,958	$8,743,936
Reimbursement revenue	176,591	134,608	391,051	232,955
Total	4,923,011	4,431,964	9,882,009	8,976,891

Cost of revenue	3,469,663	3,141,455	7,292,585	6,254,412
Gross profit	1,453,348	1,290,509	2,589,424	2,722,479

Operating expenses:
General and administrative	1,408,242	973,440	2,751,441	1,773,715
Sales and marketing	451,147	470,667	906,531	701,350
Depreciation and amortization	112,465	25,601	222,799	42,749
Officer compensation	393,634	242,096	651,403	448,843
Total Operating Expenses	2,365,488	1,711,804	4,532,174	2,966,657
Net Operating Loss	(912,140)	(421,295)	(1,942,750)	(244,178)

Other Income (Expense)
Interest income	70,409	2,318	134,451	2,318
Interest expense	(11,669)	(95,067)	(21,057)	(145,784)
Loan fee amortization		(72,281)		(144,563)
Fees on long-term debt				(214,043)
Non-cash financing costs				(62,500)
Total Other Income (Expense)	58,740	(165,030)	113,394	(564,572)

Loss before income taxes	(853,400)	(586,325)	(1,829,356)	(808,750)
Income taxes
Net Loss	$(853,399)	$(586,325)	$(1,829,356)	$(808,750)

Weighted average number of common shares outstanding-basic and fully-diluted	60,448,875	21,344,198	60,448,875	19,938,363

Net loss per share-basic and fully-diluted	$(0.01)	$(0.03)	$(0.03)	$(0.04)